EXHIBIT 21
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                 PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
                     FOR FISCAL YEAR ENDED DECEMBER 31, 2003


Subsidiaries of Peoples Bancorp Inc.
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      The following are the only subsidiaries of Peoples Bancorp Inc.:

                                                               Jurisdiction of
Name of Subsidiary                                              Incorporation
                                                               or Organization
-----------------------------------------------------------   -----------------
Peoples Bank, National Association ("Peoples Bank")             United States
      Peoples Insurance Agency, Inc. ("Peoples Insurance")           Ohio
      Peoples Loan Services, Inc. ("PLS")                          Delaware
      PBNA, L.L.C.                                                 Delaware

Peoples Investment Company                                         Delaware
      Peoples Capital Corporation                                  Delaware

PEBO Capital Trust I                                               Delaware
PEBO Capital Trust II                                              Delaware